UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): October 9, 2008

Primal Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-46494	36-4170318
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

19732 MacArthur Boulevard
Suite 100
Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (949) 260-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Primal Solutions, Inc. (the "Company") has been informed by Time Warner Cable Information Services (Maine) LLC ("Time Warner") that Time Warner intends to reduce to zero the number of its subscribers under the Master Agreement, as amended with the Company.  The Company and Time Warner are currently in discussions concerning the details of Time Warner's plans, as well as the extent and duration of transition services that may be provided by the Company to Time Warner.  Revenues from Time Warner under the Master Agreement represented 65.7% of the Company's total revenues for the fiscal year ended December 31, 2007.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits
Exhibit No.	Description of Exhibit
10.1
Master Software License Agreement by and between Primal Solutions, Inc. and Time Warner Cable Information Services (Maine) LLC, dated December 11, 2002 (the "Master Agreement"), as amended and modified by Amendment 1 to the Master Agreement effective as of January 1, 2004, Amendment 2 to the Master Agreement effective as of January 1, 2005, the Third Amendment to the Master Agreement effective as of July 27, 2006, and the Fourth Amendment to the Master Agreement effective as of January 1, 2006, incorporated by reference from the Company's Form 10-KSB for the fiscal year ended December 31, 2007, filed April 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primal Solutions, Inc.
(Registrant)

Date: October 9, 2008	By:	/s/ Joseph R. Simrell
		Name:	Joseph R. Simrell
		Title:	Chief Executive Officer, Chief
Financial Officer and President